Exhibit 1.01

CONFLICT MINERALS REPORT

This report for the reporting period of January 1 to December 31, 2014, is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”).

COMPANY BACKGROUND

For more than a century, Huntington Ingalls Industries, Inc. (“HII” or the “Company,” “we,” “us,” or “our”) has been designing, building, overhauling, and repairing ships primarily for the U.S. Navy and the U.S. Coast Guard. We are the nation’s sole designer, builder, and refueler of nuclear-powered aircraft carriers, a builder of amphibious assault and expeditionary warfare ships for the U.S. Navy, the sole builder of National Security Cutters for the U.S. Coast Guard, one of only two companies currently designing and building nuclear-powered submarines for the U.S. Navy and one of only two companies that builds the Navy’s current fleet of DDG 51 Arleigh Burke-class destroyers. We are the exclusive provider of Refueling and Complex Overhaul services for nuclear-powered aircraft carriers, a full-service systems provider for the design, engineering, construction, and life cycle support of major programs for surface ships and a provider of fleet support and maintenance services for the U.S. Navy.

We conduct most of our business with the U.S. Government, principally the Department of Defense. As prime contractor, principal subcontractor, team member or partner, we participate in many high-priority U.S. defense technology programs. We also provide a range of services to the energy and oil and gas industries as well as government customers.

HII procures a large variety of products from many different suppliers. Some of the products HII procures from suppliers contain conflict minerals, which are also referred to as “3TGs” ( “conflict minerals” and “3TGs” are tin, tantalum, tungsten and gold as more specifically described in and covered by the Securities and Exchange Commission’s regulations and guidance). HII is a downstream purchaser and is a number of steps removed in the supply chain from the mining and smelting of 3TGs. As a result, HII relies on its suppliers to represent whether the products they are supplying to HII contain 3TGs.

CONFLICT MINERALS POLICY

HII has adopted a conflict minerals policy and related procedures focused on HII’s commitment to sourcing components and materials from suppliers that share its ethical values and that support compliance with the Securities and Exchange Commission’s regulations as well as HII’s disclosure obligations related to conflict minerals. This policy and related procedures have guided HII’s development of internal systems, supply chain due diligence efforts and, ultimately, HII’s Reasonable Country of Origin Inquiry (“RCOI”).

Since October 2012, HII’s efforts related to conflict minerals have included: understanding and developing internal policies, procedures, practices, processes, and systems designed to obtain information about 3TGs and their origin that may be incorporated into HII’s products; providing transparency through its product supply chain; and, more generally, providing knowledge to and achieving engagement from its suppliers concerning the requisite conflict minerals issues. Additionally, HII belongs to and participates with several professional organizations that devote time and focus to understanding conflict mineral matters and how to appropriately design, improve and implement processes to better understand and obtain data about the sources of conflict minerals.

REPORTING YEAR ACTIVITY

For products completed and delivered by HII in 2014, which included vessels, vessel components, water and air tight doors, radiological shielding and electrical distribution panels, HII conducted an RCOI as more specifically described below. The results of the RCOI led HII to conduct due diligence of a limited number of suppliers to four of the Company’s business units. The information provided by a limited number of those suppliers indicated that some 3TGs contained in certain of these suppliers’ products and supplied to these business units may have originated in a Covered Country (Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola), hereinafter referred to collectively as the “DRC.” As further discussed below, some of these suppliers reported sourcing from smelters that may procure some 3TGs from the DRC, but upon further inquiry HII found that such smelters have been verified by the Conflict Free Sourcing Initiative (“CFSI”) to only procure from conflict-free sources that do not support armed conflict in the DRC. Other smelters identified by suppliers are in the process of being audited by CFSI to determine if they only obtain 3TGs from conflict-free sources, while information about other smelters and the origin of the 3TGs they provide is unknown.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In addition to the efforts described above, HII’s RCOI was designed to determine whether the 3TGs in its relevant products originated in the DRC. In part, HII’s RCOI process included:

•	forming a long-term working group comprised of representatives from HII’s operational, compliance, legal and supply chain functions (at both the corporate and business-unit levels), as well as external advisors with conflict minerals subject matter expertise;

•	evaluating the Securities and Exchange Commission’s regulations, adopting initial policies to support compliance with these regulations, reviewing and updating practices and providing information to suppliers to make them knowledgeable of the Securities and Exchange Commission’s regulations, and, to the extent necessary, developing reasonable interpretations of these regulations that allow HII to apply the regulations to its specific operations and industry;

•	providing information to HII’s suppliers about, and linked access to, the Securities and Exchange Commission’s conflict minerals regulations and other supporting publications;

•	requiring suppliers as part of the purchase order process to represent if their products contain 3TGs, and if so, to further require the suppliers to provide either a completed HII-issued questionnaire, a completed Global e-Sustainability Initiative (“GeSI”) template, or some other form containing information about the type and origin of 3TGs in their products;

•	compiling data from supplier representations;

•	communicating with, and seeking information from, any major suppliers that did not timely respond to surveys or provided incomplete surveys; and

•	conducting periodic reviews with the Company’s long-term working group and the supply chain organizations to understand the data and information submitted by suppliers and additional steps that were taken to seek additional information from suppliers.

DUE DILIGENCE MEASURES

HII has undertaken measures to develop due diligence processes that are informed by and track to the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas. These due diligence measures include:

Company Management Systems

•	Publishing and maintaining a conflict minerals policy and related procedures to address HII’s commitment to comply with the Rule. Our policy and procedures include commitments such as:

¡	To the extent practicable, and consistent with its contractual obligations to its customers, HII is committed to refraining from relationships that could knowingly result in:

•	aiding, directly or indirectly, armed groups operating in the DRC through sales of 3TGs; or

•	the willful concealment of information related to the transport of 3TGs from the DRC and their use in manufactured products.

¡	Sourcing components and materials from suppliers that share its ethical values. Our procedures outline the requirements to survey our suppliers and obtain necessary details to support compliance with the Rule. They further identify the functional parties within the Company responsible for supporting the Rule and assessing the presence of any inconsistencies associated with supplier responses.

•	Utilizing electronic databases to collect RCOI responses from suppliers.

•	Maintaining communications with our supply chain through supplier websites, which include Frequently Asked Questions from the Aerospace Industries Association (“AIA”).

•	Employing mechanisms for interested persons to voice concerns or grievances, including our pre-existing OpenLine as the tool to capture and track concerns or grievances regarding aspects of the Rule either internally or externally. The OpenLine is available 24 hours a day, seven days a week, and can be accessed through either a phone number or website (1-877-631-0020, https://hii-openline.alertline.com/gcs/welcome).

Assess Supply Chain Risk

•	Requiring suppliers as part of the purchase order process to represent if their products contain 3TGs, and, if so, to further require the suppliers to provide a completed HII-issued questionnaire, a completed GeSI template, or some other form containing information about the type and origin of 3TGs in their products.

•	Including a purchase order clause that requires a supplier to provide HII an updated survey response if the status of any of their product(s) changes prior to final delivery.

•	Embracing a practice through the inclusion of a purchase order clause that allows HII to either withhold up to 10% of the purchase order price or terminate the purchase order if HII determines that any representation made by the supplier is inaccurate or incomplete in any respect, or if the supplier fails to timely submit the information required by the clause.

Response to Supply Chain Risks

•	Maintain membership and participation in the Manufacturer’s Alliance for Productivity and Innovation (“MAPI”), AIA, and the Electronic Industry Citizenship Coalition (“EICC”), to both participate in the development, and keep abreast, of industry “best practices” for conflict minerals due diligence efforts.

•	Obtain and review published information about due diligence and the results of audits of smelters and refiners as performed and reported by the EICC and GeSI Conflict-Free Sourcing Initiative.

•	Analyze supplier responses and evaluate information in a manner designed to provide the Company with a reasonable basis for its conclusions in the 2015 Form SD and this Conflict Minerals Report, including evaluating the raw number of supplier responses and relative dollar value of purchased products represented by such responses, as well as focusing on suppliers relevant to the Reporting Period.

•	Supporting information-sharing systems within industry aimed at improving assessment of supplier due diligence in the supply chain of minerals from conflict-affected and high-risk areas.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	Due to the downstream nature of our business, HII does not have direct relationships with smelters or refiners and therefore does not perform audits of these entities. HII, however, supports the efforts of organizations that conduct audits in order to confirm the conflict-free status of impacted smelters and refiners.

Report on Supply Chain Due Diligence

•	This Conflict Minerals Report is our public annual report on the due diligence efforts of our supply chain.

INFORMATION REGARDING COUNTRY OF ORIGIN

As noted above, in response to HII’s country of origin inquiries, a limited number of HII’s suppliers indicated that, due to a lack of definitive information from their supply chains, certain of their products may contain one or more 3TGs sourced from the DRC; however, none of those suppliers reported finding any indication that such 3TGs may have been used to finance armed conflict in the DRC. Accordingly, HII believes that the results of its RCOI indicated that it was appropriate to conduct due diligence measures to obtain additional information, as described below.

HII engaged with each supplier that suggested possible sourcing of 3TGs from the DRC to obtain further supporting documentation for their statements. These suppliers were only able to provide either (i) conflict minerals disclosure on a company-wide basis in which they were unable to verify whether the specific products sold to HII contained 3TGs sourced from the DRC, or (ii) additional information that indicated the names and locations of known smelters from which their 3TGs may have originated, but without additional information to verify whether the 3TGs in their products sold to HII originated from the DRC, or that their RCOI was ongoing and not yet complete. Appendix A lists the smelters named by those suppliers, but the inclusion of a smelter in Appendix A does not indicate that HII products necessarily contain 3TGs processed by that smelter. Comparing the list of those smelters named in Appendix A to the Compliant Smelter Detailed Sourcing Information published by CFSI, as well as other publicly-available information, indicated the following:

–	143 of the listed smelters had been audited as part of the CFSI initiative and were determined to source their 3TGs only from either countries other than those in and adjoining the DRC, or from conflict-free sources;

–	13 of the listed smelters are in the process of arranging for or are being audited to determine if they source their 3TGs only from either countries other than the DRC and adjoining countries or otherwise from conflict-free sources; and

–	82 of the listed smelters do not appear on the CFSI list. HII has insufficient information from or about these smelters to understand their sources for 3TGs.

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our Company’s system is based, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the EICC and the CFSI. The data on which we relied for certain statements in this report was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report available to CFSI members.

ONGOING EFFORTS

HII is continuing its ongoing efforts to:

•	Determine which supplier-provided products contain 3TGs;

•	Obtain additional information from direct suppliers as well as others in or with knowledge of the supply chain as to whether their products contain 3TGs and, if so, the origin of those 3TGs, as additional conflict minerals and smelter information becomes available to the supply chain;

•	Communicate knowledge and our expectations to suppliers about the type and level of detailed information needed by HII to understand the origin and source of 3TGs;

•	Remain actively involved in and participate with industry and other groups, including MAPI, AIA, and the EICC, in order to ascertain best and leading practices and to obtain and share information that may assist in determining whether purchased products contain 3TGs and, if so, the origin of those 3TGs and whether the 3TGs were sourced from conflict-free sources; and

•	Provide resources and information to non-issuer suppliers about the Securities and Exchange Commission’s conflict minerals reporting requirements as well as about the CFSI and other informative measures designed to educate about the importance of conflict-free sourcing.

APPENDIX A

Listed below are the smelters to which we previously referred in this report.

Mineral	Smelter name	Country

Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China

Tantalum	Conghua Tantalum and Niobium Smeltry*	China

Tantalum	Duoluoshan*	China

Tantalum	Exotech Inc.*	United States

Tantalum	F&X Electro-Materials Ltd.*	China

Tantalum	Global Advanced Metals Aizu*	Japan

Tantalum	Global Advanced Metals Boyertown*	United States

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China

Tantalum	H.C. Starck Inc.*	United States

Tantalum	H.C. Starck GmbH Laufenburg*	Germany

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China

Tantalum	Hi-Temp*	United States

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China

Tantalum	Jiujiang Tanbre Co., Ltd.*	China

Tantalum	KEMET Blue Powder*	United States

Tantalum	King-Tan Tantalum Industry Ltd*	China

Tantalum	LSM Brasil S.A.*	Brazil

Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India

Tantalum	Mineração Taboca S.A.*	Brazil

Mineral	Smelter name	Country

Tantalum	Mitsui Mining & Smelting*	Japan

Tantalum	Molycorp Silmet A.S.*	Estonia

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China

Tantalum	Plansee SE Liezen*	Austria

Tantalum	QuantumClean*	United States

Tantalum	RFH Tantalum Smeltry Co., Ltd*	China

Tantalum	Shanghai Jiangxi Metals Co. Ltd	China

Tantalum	Taki Chemicals*	Japan

Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation

Tantalum	Telex*	United States

Tantalum	Ulba*	Kazakhstan

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*	China

Tantalum	Zhuzhou Cement Carbide*	China

Tin	Alpha*	United States

Tin	China Rare Metal Materials Company*	China

Tin	China Tin Group Co., Ltd.	China

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China

Tin	Cooper Santa*	Brazil

Tin	CV Serumpun Sebalai	Indonesia

Tin	CV United Smelting*	Indonesia

Tin	CV Gita Pesona	Indonesia

Tin	CV JusTindo	Indonesia

Tin	CV Makmur Jaya	Indonesia

Tin	CV Nurjanah	Indonesia

Tin	Dowa*	Japan

Tin	EM Vinto*	Bolivia

Tin	Estanho de Rondônia S.A.	Brazil

Tin	Fenix Metals	Poland

Tin	Gejiu Zi-Li	China

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China

Mineral	Smelter name	Country

Tin	Huichang Jinshunda Tin Co. Ltd	China

Tin	Jiangxi Nanshan	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Linwu Xianggui Smelter Co	China

Tin	Malaysia Smelting Corporation (MSC)*	Malaysia

Tin	Melt Metais e Ligas S/A*	Brazil

Tin	Metallo Chimique	Belgium

Tin	Mineração Taboca S.A.*	Brazil

Tin	Minsur*	Peru

Tin	Mitsubishi Materials Corporation*	Japan

Tin	Novosibirsk Integrated Tin Works	Russian Federation

Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	OMSA*	Bolivia

Tin	PT Alam Lestari Kencana	Indonesia

Tin	PT ATD Makmur Mandiri Jaya*	Indonesia

Tin	PT Artha Cipta Langgeng*	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Putra Karya*	Indonesia

Tin	PT Bangka Kudai Tin	Indonesia

Tin	PT Babel Inti Perkasa*	Indonesia

Tin	PT Bangka Timah Utama Sejahtera	Indonesia

Tin	PT Bangka Tin Industry*	Indonesia

Tin	PT Belitung Industri Sejahtera*	Indonesia

Tin	PT Bukit Timah*	Indonesia

Tin	PT DS Jaya Abadi*	Indonesia

Tin	PT Eunindo Usaha Mandiri*	Indonesia

Tin	PT HP Metals Indonesia	Indonesia

Tin	PT Inti Stania Prima	Indonesia

Tin	PT Koba Tin	Indonesia

Mineral	Smelter name	Country

Tin	PT Mitra Stania Prima*	Indonesia

Tin	PT Panca Mega Persada*	Indonesia

Tin	PT Pelat Timah Nusantara Tbk	Indonesia

Tin	PT Seirama Tin investment	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Supra Sukses Trinusa	Indonesia

Tin	PT Tinindo Inter Nusa*	Indonesia

Tin	PT Tommy Utama	Indonesia

Tin	PT Yinchendo Mining Industry	Indonesia

Tin	PT Karimun Mining	Indonesia

Tin	PT Prima Timah Utama*	Indonesia

Tin	PT REFINED BANGKA TIN*	Indonesia

Tin	PT Sariwiguna Binasentosa*	Indonesia

Tin	PT Stanindo Inti Perkasa*	Indonesia

Tin	PT Tambang Timah*	Indonesia

Tin	PT Timah (Persero), Tbk*	Indonesia

Tin	Rui Da Hung	Taiwan

Tin	Soft Metais, Ltda.	Brazil

Tin	Thaisarco*	Thailand

Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China

Tin	Yunnan Tin Company, Ltd.*	China

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.**	Viet Nam

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd*	Viet Nam

Tungsten	Wolfram Bergbau und Hütten AG*	Austria

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China

Tungsten	Xiamen Tungsten Co., Ltd.*	China

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China

Tungsten	A.L.M.T. Corp.**	Japan

Tungsten	Chongyi Zhangyuan Tungsten Co. LTD**	China

Mineral	Smelter name	Country

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.**	China

Tungsten	Dayu Weiliang Tungsten Co., Ltd.**	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.**	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China

Tungsten	Global Tungsten & Powders Corp.*	United States

Tungsten	H.C. Starck Smelting GmbH & Co.KG**	Germany

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China

Tungsten	Japan New Metals Co., Ltd.*	Japan

Tungsten	Kennametal Fallon**	United States

Tungsten	Kennametal Huntsville**	United States

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China

Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.**	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	China

Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China

Tungsten	Niagara Refining LLC**	United States

Tungsten	Wolfram Company CJSC	Russian Federation

Gold	Advanced Chemical Company	United States

Gold	Aida Chemical Industries Co. Ltd.*	Japan

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Córrego do Sítio Minerção*	Brazil

Gold	Argor-Heraeus SA*	Switzerland

Gold	Asahi Pretec Corporation*	Japan

Gold	Asaka Riken Co Ltd	Japan

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	Turkey

Mineral	Smelter name	Country

Gold	Aurubis AG*	Germany

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Bauer Walser AG	Germany

Gold	Boliden AB*	Sweden

Gold	C. Hafner GmbH + Co. KG*	Germany

Gold	Caridad	Mexico

Gold	CCR Refinery – Glencore Canada Corporation*	Canada

Gold	Cendres + Métaux SA	Switzerland

Gold	Chimet S.p.A.*	Italy

Gold	China National Gold Group Corporation	China

Gold	Chugai Mining	Japan

Gold	Colt Refining	United States

Gold	Daejin Indus Co. Ltd	Korea, Republic Of

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Do Sung Corporation	Korea, Republic Of

Gold	Doduco	Germany

Gold	Dowa*	Japan

Gold	Eco-System Recycling Co., Ltd.*	Japan

Gold	FSE Novosibirsk Refinery	Russian Federation

Gold	Gansu Seemine Material Hi-Tech Co Ltd	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Heimerle + Meule GmbH*	Germany

Gold	Heraeus Ltd. Hong Kong*	Hong Kong

Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany

Gold	Hunan Chenzhou Mining Group Co., Ltd.	China

Gold	Hwasung CJ Co. Ltd	Korea, Republic Of

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Gold	Ishifuku Metal Industry Co., Ltd.*	Japan

Gold	Istanbul Gold Refinery*	Turkey

Mineral	Smelter name	Country

Gold	Japan Mint*	Japan

Gold	Jiangxi Copper Company Limited	China

Gold	Johnson Matthey Inc*	United States

Gold	Johnson Matthey Ltd*	Canada

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation

Gold	JSC Uralelectromed*	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan

Gold	Kazzinc Ltd*	Kazakhstan

Gold	Kennecott Utah Copper LLC*	United States

Gold	Kojima Chemicals Co., Ltd*	Japan

Gold	Korea Metal Co. Ltd	Korea, Republic Of

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	Lingbao Gold Company Limited	China

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China

Gold	LS-NIKKO Copper Inc.*	Korea, Republic Of

Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China

Gold	Materion*	United States

Gold	Matsuda Sangyo Co., Ltd.*	Japan

Gold	Metallurgica Met-Mex Peñoles, S.A.*	Mexico

Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong

Gold	Metalor Technologies (Singapore) Pte. Ltd.*	Singapore

Gold	Metalor Technologies SA*	Switzerland

Gold	Metalor USA Refining Corporation*	United States

Gold	Mitsubishi Materials Corporation*	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	Nihon Material Co. LTD*	Japan

Gold	Ohio Precious Metals, LLC*	United States

Mineral	Smelter name	Country

Gold	Ohura Precious Metal Industry Co., Ltd*	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation

Gold	OJSC Kolyma Refinery	Russian Federation

Gold	PAMP SA*	Switzerland

Gold	Penglai Penggang Gold Industry Co Ltd	China

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia

Gold	PX Précinox SA*	Switzerland

Gold	Rand Refinery (Pty) Ltd*	South Africa

Gold	Royal Canadian Mint*	Canada

Gold	Sabin Metal Corp.	United States

Gold	Samduck Precious Metals	Korea, Republic Of

Gold	SAMWON METALS Corp.	Korea, Republic Of

Gold	Schone Edelmetaal*	Netherlands

Gold	SEMPSA Joyería Platería SA*	Spain

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	China

Gold	So Accurate Group, Inc.	United States

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.*	Taiwan

Gold	Sumitomo Metal Mining Co., Ltd.*	Japan

Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan

Gold	The Great Wall Gold and Silver Refinery of China	China

Gold	The Refinery of Shandong Gold Mining Co. Ltd*	China

Gold	Tokuriki Honten Co., Ltd*	Japan

Gold	Torecom	Korea, Republic Of

Gold	Umicore Brasil Ltda*	Brazil

Gold	Umicore Precious Metals Thailand*	Thailand

Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium

Gold	United Precious Metal Refining, Inc.*	United States

Gold	Valcambi SA*	Switzerland

Mineral	Smelter name	Country

Gold	Western Australian Mint trading as The Perth Mint*	Australia

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.*	Japan

Gold	Yokohama Metal Co Ltd	Japan

Gold	Yunnan Copper Industry Co Ltd	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China

Gold	Zijin Mining Group Co. Ltd*	China

*	Denotes smelters verified as conflict-free by CFSI
**	Denotes smelters currently pursuing or undergoing audit by CFSI to determine their conflict-free status

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our Company’s system is based, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the EICC and the CFSI. The data on which we relied for certain statements in this report was obtained through our membership in the CFSI.